77Q1(e)(1)


Amended and Restated Management Agreement between American Century Asset Allocation
Portfolios, Inc. and American Century Investment
Management, Inc., effective as of July 31, 2017
(filed electronically as Exhibit d1 to Post-Effective
Amendment No. 42 to the Registration Statement of the Registrant on July 28, 2017, File No. 333-
116351, and incorporated herein by reference).